                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated February 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and separate accounts in 2004), relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, appearing in this Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 2004.

               FORM S-3 REGISTRATION NOS.                      FORM N-4 REGISTRATION NOS.
       -------------------------------------------       ---------------------------------------
                   333-66452                                         333-50545
                   333-59765                                         333-50737
                   333-59769                                         333-61146
                   333-88045                                         333-82427
                   333-111553                                        033-66786
                                                                     333-109688
                                                                     333-66452


/s/ Deloitte & Touche LLP

Chicago, Illinois
March 15, 2005